                                                                 EXHIBIT 10.20


                      DEFERRED COMPENSATION PLAN AGREEMENT

JAYCOR provides a retirement program to all eligible employees. Additionally, the Company believes it is important for employees to augment their retirement monies through personal savings. Accordingly, the Company wishes to encourage certain key employees to more adequately prepare for retirement and has therefore developed this Deferred Compensation Plan which will pay a guaranteed rate of interest of 8% per annum on amounts deferred or contributed into the Plan.

Amounts deferred into the plan reduce the income base of individuals. This reduction in salary, in turn, causes a reduction of Company contributions into employees' Money Purchase Pension Plan (MPPP) accounts because MPPP contributions are based upon W-2 earnings. To counter this reduction in MPPP contributions, for the year in which salary is deferred into this plan, the Company will make a contribution into the deferring employee's MPPP account, equivalent to the amount that would have been made had salary not been deferred into this plan. This contribution will be made before March 31st of the year subsequent to the year in which salary is deferred into this plan.

This Deferred Compensation Agreement ("Agreement") is made on ________________ between JAYCOR ("Company"), a California corporation, and ___________________________ ("Employee") and is made with reference to the following facts:

         Employee is and will be rendering valuable services to the Company and it is the desire of the Company to have benefit of his/her continued loyalty, service, and counsel and also to assist the Employee in providing for the contingencies of death, disability, and old age dependency.

Therefore, the parties agree as follows:

SECTION 1:  DEFERRED COMPENSATION ACCOUNT

         1.1     AMOUNT OF DEFERRAL
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                          1.1.1  As of the effective date of this Agreement,
         the Company will commence to compensate the Employee for his/her services in the form of both current and deferred compensation.

                          1.1.2 The amount of current compensation may be adjusted by the parties hereto from time to time without altering the terms of the Agreement. The deferred portion of the total compensation will be controlled by the terms of this Agreement and as of the effective date and until amended will be $ ____________ per 2-week pay period. This amount will be credited each month in accordance with Section 1.2.

                          1.1.3 The deferred portion of the total compensation can be amended upon written notice. The Employee must notify the Company at least 30 days before the effective date of change. The deferred portion cannot be changed more frequently than once every 6 months.

                          1.1.4 Compensation in the form of cash bonus payments may be deferred in its entirety into this deferral plan. Cash bonus payments may be entered into this plan provided the check is returned uncashed along with written authorization received not longer than 5 working days after issuance of the bonus payment.

                 1.2      ACCOUNT AND CREDITS

                          1.2.1 Effective ________________, the Company will set up an account on its books in the name of the Employee to which will be accrued deferred compensation in the amount of $ ___________ per 2-week pay period. This amount will be accrued to this account each biweekly period thereafter, provided sufficient hours are submitted by the Employee during the time the Employee continues employment with the Company. This account will earn interest at the guaranteed rate of 8% per annum, compounded monthly. Interest will be credited to the account based on the account balance as of the first day of each calendar month.

         SECTION 2:  TERMINATION BENEFITS
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                 2.1  VALUATION OF ACCOUNT

                 The account referenced in 1.2.1 will be valued as of the end of the month prior to the day the first installment is paid under the provisions of this Section 2.

                 2.2  TERMINATION BEFORE DEATH

                          2.2.1 INSTALLMENT PERIOD: At retirement or in the event the Employee's employment with the Company terminates for any reason other than the death of the Employee, then beginning on a date to be determined by the Company but within 3 months from the date of such termination, the Company will commence to pay the Employee termination benefits in equal installments. If the number of whole years for which income was actually deferred between the effective date of this Agreement and the date of termination ("Service Period") is 10 or less years, such installments will be paid for a period of years equal to such Service Period. If, on the other hand, the Service Period is 11 or more years, such installments will be paid for any number of whole years which the Company, in its sole discretion and either with or without consultation with the Employee, may select within the range of years specified in the following schedule, depending upon the Service Period of the Employee:

                                                        Period of Whole Years Company
                          Service Period                May Select for Installments
                          --------------                -----------------------------
                          11 years                          10 thru 11 inclusive
                          12 years                          10 thru 12 inclusive
                          13 years                          10 thru 13 inclusive
                          14 years                          10 thru 14 inclusive
                          15 years                          10 thru 15 inclusive
                          16 years                          10 thru 16 inclusive
                          17 years                          10 thru 17 inclusive
                          18 years                          10 thru 18 inclusive
                          19 years                          10 thru 19 inclusive
                          20 years or more                  10 thru 20 inclusive

                          2.2.2 SIZE OF INSTALLMENT: The basic installments will be equal and will be of such a size that the present value of all such installments, on the date the first installment is paid by the Company, will equal the value of the Account on such date after all adjustments have been made in accordance with Section 2.1 of the Agreement, based on the annual compound interest factor of seven percent (7%).

                          2.2.3  FREQUENCY OF INSTALLMENT:  The basic
         installment will be paid annually, or at the written request of the Employee, the basic installments can be paid monthly. Additionally, the Company will consider the Employee's written request for payment in the form of a single lump sum. In either case, the written request must be received within 2 months from the date of such termination. The Company cannot guarantee that a lump sum request will be honored, such determination is based upon Management's assessment of the Company's overall financial obligations.

                          2.2.4 DEATH AFTER TERMINATION: In the event the Employee dies after becoming entitled to receive the above specified installments, but before any or all of such installments have been paid, the Company will pay or will continue to pay said unpaid amounts or the unpaid balance of said amounts to the Employee's beneficiaries in the same manner as they would have been paid to the Employee.

                 2.3  TERMINATION BECAUSE OF DEATH

                          2.3.1  INSTALLMENT PERIOD:  In the event the
         Employee's employment with the Company terminated because of the Employee's death, then, beginning on a date to be determined by the Company but no sooner than the day after and no later than 2 months following such termination, the Company will commence to pay the designated beneficiaries, termination benefits, in monthly installments, for a period as determined by Subparagraph 2.2.1.

                          2.3.2 SIZE OF INSTALLMENT: The size of such installments will be determined in accordance with the rules set forth in Subparagraph 2.2.2 of this Agreement.

                          2.3.3  FREQUENCY OF INSTALLMENT:  The basic
         installment will be paid monthly. Additionally, the Company will consider the beneficiaries' written request for payment in the form of a single lump sum, provided it is received within 2 months of the employee's death. The Company cannot guarantee such a request will be honored, such determination is based upon Management's assessment of the Company's overall financial obligations.

                 2.4  CHANGE OF BENEFICIARY

                 The designated beneficiaries may be changed by the Employee, by submitting a Beneficiary Designation/Change form. Any previous beneficiary designation or change of beneficiary designation will be revoked upon receipt of the Change form.

                 2.5  WITHHOLDING OF TAXES

                 There shall be deducted from any payment due an Employee or beneficiaries under this plan, payroll and/or withholding taxes, as required by law.

         SECTION 3:  BENEFITS NON-ASSIGNABLE

                 It is the intent of the Company that the benefits provided by this Agreement will be available for the support and maintenance of the Employee and his/her beneficiaries and payees in the event of the Employee's termination. Therefore, the Company desires to limit the rights of the Employee, his/her beneficiaries and payees in a manner which will assure that such benefits will always be of a size and duration sufficient to provide for the support and maintenance of the Employee and his/her beneficiaries and payees. Therefore, the benefits provided by Section 2 of the Agreement will not be subject to garnishment, attachment, or other legal process by creditors of the Employee or of any person or persons designated as beneficiaries of the Agreement or of any other payee of the benefits provided herein.

         SECTION 4:  EMPLOYMENT AND OTHER RIGHTS

                 4.1 This Agreement creates no rights in the Employee to continue in his/her employment with the Company for any length of time, nor does it create any rights in the Employee or his/her beneficiaries or any obligation on the part of the Company, other than those set forth herein.

                 4.2 This Agreement is solely between the Company and the Employee. The Employee and his/her beneficiaries and payees will have recourse only against the Company for enforcement, and this Agreement will be binding upon the beneficiaries, heirs, and personal representatives of the Employee and upon the successors and assigns of the Company.

                 4.3 The Agreement does not constitute a trust for the benefit of the Employee, and Employee's rights are, other than contained in the Agreement, that of general creditor.
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          EXECUTED by the undersigned on the date first above written.

         EMPLOYEE:                                          JAYCOR:
         By: __________________________________
         ______________________________________
                                                            Eric P. Wenaas
                                                            President and CEO

                           LONG TERM DEFERRAL PROGRAM


This program is designed to allow select employees to defer current income into long term savings, on a tax-deferred basis. Listed below are the major features of this program.



BENEFITS

   o the delay of income tax payments (state/federal taxes are not withheld, social security taxes are)

   o    the accumulation of funds for retirement

   o    a competitive return on investment

   o    salary bonus payments may also be deferred into your plan.


POLICIES/INFORMATION

   o    Minimum deferral is $150.00 per pay period.

        o        May change deferral amount every 6 months.

        o Funds are available only when you retire or when your employment with JAYCOR terminates.

        o Currently the plan is offered at an interest rate of 8% per annum compounded monthly; this is lowered to 7% in pay-out period. This rate is subject to change in advance of a signed agreement between the Employee and the Company.

        o To satisfy IRS regulations, funds cannot be placed in trusteeship. Deferrals will be used by JAYCOR as operating funds with corresponding reductions in cash borrowing. Under this arrangement, funds are not secured and will be available as a general credit obligation.

        o Company contributions to your Money Purchase Pension Plan are reduced as a result of participation in this plan since your W-2 earnings are less. This reduction will be offset through an annual increase to your deferral account of exactly the amount lost in the Pension Plan.

-----------------------------------------------------------------------------
If you are interested in participating in this plan, complete the attached Agreement and the Beneficiary Designation form and return both to your Human Resources Department. If you have any further questions, contact the Corporate or Tysons Human Resources Department.

12/2/91

                            DEFERRED COMPENSATION PLAN AGREEMENT

            JAYCOR provides a retirement program to all eligible employees. Additionally, the Company believes it is important for employees to augment their retirement monies through personal savings. Accordingly, the Company wishes to incentivize certain key employees to more adequately prepare for retirement and has therefore developed this Deferred Compensation Plan which will pay a guaranteed rate of interest of 9% per annum on amounts deferred
            or contributed into the Plan.   Amounts deferred into the plan
            reduce the income base of individuals thereby delaying income taxation until funds are paid out.

            This Deferred Compensation Agreement ("Agreement") is made on ____________ between JAYCOR ("Company"), a California corporation, and _____________ ("Employee") and is made with reference to the following facts:

                     Employee is and will be rendering valuable services to the Company and it is the desire of the Company to have benefit of his continued loyalty, service, and counsel and also to assist the Employee in providing for the contingencies of death, disability, and old age dependency.

                     Therefore, the parties agree as follows:

                     Section 1:       Deferred Compensation Account

                             1.1      Amount of Deferral

                                      1.1.1    As of the effective date of this
            Agreement, the Company will commence to compensate the Employee for his services in the form of both current and deferred compensation.

                                      1.1.2    The deferred portion of the
            total compensation will be controlled by the terms of this Agreement and will be $ ___________ per two week pay period. This amount will be credited each month in accordance with Section 1.2.

                             1.2      Account and Credits

                                      1.2.1    Effective _____________, the
            Company will set up an account on its books in the name of _________________(Employee) to which will be accrued deferred compensation in the amount of $ ____________ per two week pay period. This amount will be accrued to this account each biweekly period thereafter during the time __________________(Employee) shall continue his employment with the Company. This account will earn interest at the guaranteed rate of 9% per annum, compounded monthly. Interest will be credited to the account based on the account balance as of the first day of each calendar month.

                     Section 2.       Termination Benefits

                             2.1      Valuation of Account

                                      2.1.1    The account referenced in
            1.2.1 will be valued as of the end of the month prior to the day the first installment is paid under the provisions of this section 2.

                             2.2      Termination before Death


                                      2.2.1    Installment Period

                     At Retirement or in the event the Employee's
            employment with the Company terminates for any reason other than the death of the Employee, then, beginning on a date to be determined by the Company but within three months from the date of such termination, the Company will commence to pay the Employee termination benefits in monthly installments. If the number of whole years for which income was actually deferred between the effective date of this Agreement and the date of termination ("Service Period") is ten (10) or less years, such installments will be paid for a period of years equal to such Service Period. If, on the other hand, the Service Period is eleven (11) or more years, such installment will be paid for any number of whole years which the Company, in its sole discretion and either with or without consultation with the Employee may select within the range of years specified in the following schedule, depending upon the Service Period of the
            Employee:


                                    Period of Whole Years
                                    Which Company May Select
            Service Period          for Installments
            --------------          ------------------------
            11  years               10 through 11 inclusive
            12  years               10 through 12 inclusive
            13  years               10 through 13 inclusive
            14  years               10 through 14 inclusive
            15  years               10 through 15 inclusive
            16  years               10 through 16 inclusive
            17  years               10 through 17 inclusive
            18  years               10 through 18 inclusive
            19  years               10 through 19 inclusive
            20  years or more       10 through 20 inclusive


                                      2.2.2  Size of Installment

                     The basic installments will be equal and will be of such
            a size that the present value of all such installments on the date the first installment is paid by the Company will equal the value of the Account on such date after all adjustments have been made in accordance with Section 2.1 of this Agreement, based on the annual compound interest factor of 8%.

                                      2.2.3  Death after Termination

                     In the event the Employee dies after becoming entitled to
            receive the above specified installments but before any or all of such installments and gains realized have been paid, the Company will pay or will continue to pay said unpaid amounts or the unpaid balance of said amounts to the Employee's beneficiaries in the same manner as they would have been paid to the Employee.

                             2.3      Termination Because of Death

                                      2.3.1   In the event the Employee's
            employment with the Company terminated because of the Employee's death, then, beginning on a date to be determined by the Company but no sooner than the day after and no later than two (2) months following such termination, the Company will commence to pay the beneficiaries designated below termination benefits in monthly installments for a period as determined by Subparagraph 2.2.1.

                                      2.3.2   The size of such installments
            will be determined in accordance with the rules set forth in Subparagraph 2.2.2 of this Agreement.

                                      2.3.3   The beneficiaries named herein may
            be changed by the Employee, with the agreement of the Company, by
            written amendment to this Agreement.   However, the Company will not
            unreasonably withhold its agreement to change the beneficiary designation, but a change in beneficiaries shall not be effective until there is a written amendment to the Agreement signed by both the Company and the Employee.

                                      2.3.4   There shall be deducted from any
            payment due an Employee or beneficiaries under this plan, payroll and/or withholding taxes, as required by law.

                     Section 3.       Benefits Non-assignable

                             3.1 It is the intent of the Company that the benefits provided by this Agreement will be available for the support and maintenance of the Employee and his beneficiaries and payees in the event of the Employee termination. Therefore, the company desires to limit the rights of the Employee and his beneficiaries and payees in a manner which will assure that such benefits will always be of a size and duration sufficient to provide for the support and maintenance of the Employee and his beneficiaries and payees. Therefore, the benefits provided by
            Section 2 of this Agreement will not be subject to garnishment, attachment or other legal process by creditors of the Employee or any person or persons designated as beneficiaries of this Agreement or any other payee of the benefits provided herein.

                     Section 4.       Employment and Other Rights

                             4.1 This Agreement creates no rights in the Employee to continue in his employment with the Company for any length of time, nor does it create any rights in the Employee or his beneficiaries or any obligation on the part of the Company, other than those set forth herein.

                             4.2 This Agreement is solely between the Company and the Employee. The Employee and his beneficiaries and payees will have recourse only against the Company for enforcement, and this Agreement will be binding upon the beneficiaries, heirs, and personal representatives of the Employee and upon the successors and assigns of the Company.

                             4.3      The Agreement does not constitute a
            trust for the benefit Employees, and Employee's rights are, other than contained in this Agreement, that of general creditor.


                     EXECUTED by the undersigned on the date first above
             written.

            EMPLOYEE:                        JAYCOR:

            By:______________________         ________________________
                                              E. Linneman
                                              Director, Human Resources

                  AMENDMENT NO. 1 TO DEFERRED COMPENSATION PLAN AGREEMENT.


            This Amendment is made on _________________ to amend the Deferred Compensation Plan Agreement (the "Agreement") between JAYCOR, a California corporation ("Company") and _________________________ ("Employee") dated __________________, as follows:

            1. Section 1 of the Agreement is amended by the insertion of a new subsection 1.3 to read as follows:

                     1.3 For calendar 1994 only, the Company no later than December 31, 1994, shall credit Employee's account with additional accrued deferred compensation in the amount of $____________.

            2. Except as so amended, the Agreement is ratified and confirmed.

            JAYCOR, a California corporation


            by: ____________________________

            ________________________________
            Employee

               AMENDMENT NO. 2 TO DEFERRED COMPENSATION PLAN AGREEMENT

            This Amendment is made on December 29, 1995 to amend the Deferred Compensation Plan Agreement (the "Agreement") between JAYCOR, a California corporation ("Company") and __________________________ ("Employee") dated September 15, 1990, as follows:

            1. Section 1 of the Agreement is amended by the insertion of a new subsection 1.3 to read as follows:

                     1.3 For calendar 1995 only, the Company no later than December 31, 1995, shall credit Employee's account with additional accrued deferred compensation in the amount of $___________.

            2. Except as so amended, the Agreement is ratified and confirmed.


            JAYCOR, A CALIFORNIA CORPORATION

            by: _______________________________
                Randy Johnson, VP-Finance & CFO


            EMPLOYEE: _________________________

                   AMENDMENT NO.3 TO DEFERRED COMPENSATION PLAN AGREEMENT

            This Amendment is made on December 16, 1996 to amend the Deferred Compensation Plan Agreement (the "Agreement") between JAYCOR, a California corporation ("Company") and _________________________ ("Employee") dated September 15, 1990, as follows:

            1. Section 1 of the Agreement is amended by the insertion of a new subsection 1.3 to read as follows:

                     1.3 For calendar 1996 only, the Company no later than December 31, 1996, shall credit Employee's account with additional accrued deferred compensation in the amount of $____________.

            2. Except as so amended, the Agreement is ratified and confirmed.


            JAYCOR, A CALIFORNIA CORPORATION

            by: ________________________________
                 Randy Johnson, VP-Finance & CFO


            EMPLOYEE: __________________________